Rebecca Kujawa Appointed to Equinix Board of Directors

REDWOOD CITY, Calif. – November 4, 2025 – Equinix, Inc. (Nasdaq: EQIX), the world’s digital infrastructure company®, today announced the appointment of Rebecca Kujawa to the Equinix Board of Directors. Kujawa most recently served as President & CEO of NextEra Energy Resources, the largest competitive power company in the U.S. and the world’s leader in renewables.

“Rebecca brings tremendous experience within the energy sector, and we are very excited to have her join our Board at such a vital time in our company’s journey,” said Charles Meyers, Executive Chairman, Equinix. “With her more than two decades of leadership at the intersection of energy, technology and capital markets, Rebecca’s expertise will be invaluable as we navigate an increasingly complex global energy market and secure the power capacity required to fuel our next phase of growth—doubling our existing footprint in the next five years.”

In her role as President & CEO of NextEra Energy Resources, one of the top five capital investors in the U.S., Kujawa managed $15–$20 billion in annual capital investment and oversaw significant growth across renewables, storage, natural gas, nuclear and transmission infrastructure. She drove a company-wide digital transformation using AI and advanced analytics to accelerate execution across a ~300 GW project development pipeline.

Kujawa brings extensive governance experience, having served as Chairperson of Nuclear Electric Insurers Limited (NEIL) and as a board member of XPLR Infrastructure. At NEIL, she served on the Audit, Finance & Risk, and Governance Committees, contributing to strategic oversight across financial integrity, enterprise risk and regulatory compliance. She is a respected voice on energy transition, digital innovation and infrastructure, and she has spoken at COP28, CERAWeek, the Milken Institute Global Conference and the World Hydrogen Summit. Earlier this year, she was named one of Fortune’s “Next to Lead: The 25 Most Powerful Rising Executives in the Fortune 500” for her bold leadership and strategic vision. Kujawa earned a Bachelor of Arts degree in public policy studies and graduated with honors from Duke University.

About Equinix
Equinix, Inc. (Nasdaq: EQIX) shortens the path to boundless connectivity anywhere in the world. Its digital infrastructure, data center footprint and interconnected ecosystems empower innovations that enhance our work, life and planet. Equinix connects economies, countries, organizations and communities, delivering seamless digital experiences and cutting-edge AI—quickly, efficiently and everywhere.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the current inflationary environment; foreign currency exchange rate fluctuations; stock price fluctuations; increased costs to procure power and the general volatility in the global energy market; the challenges of building and operating IBX® and xScale® data centers, including those related to sourcing suitable power and land, and any supply chain constraints or increased costs of supplies; the challenges of developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; risks related to regulatory inquiries or litigation; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

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